Exhibit 99.2

United Stationers Inc. Earnings Presentation Fourth Quarter 2009

Forward Looking Statements and Non-GAAP Measures This presentation contains forward-looking statements, including references to goals, plans, strategies, objectives, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to, the following: United’s ability to manage its operations and respond effectively to prevailing economic conditions and changes affecting the business products industry and the general economy; United’s success in implementing general cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; the availability of financing sources to meet United’s business needs; United’s reliance on key suppliers and the supplier allowances and promotional incentives they provide; United’s reliance on independent dealers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these dealers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; the impact of a loss of, or substantial decrease in, the availability of products or service from key suppliers at competitive prices; the impact of variability in customer and end-user demand on United’s product offerings and sales mix and, in turn, on customer rebates payable and supplier allowances earned by United, as well as the cost of liquidating excess or obsolete inventory at a loss; United’s ability to maintain its existing information technology systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions. Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking information in this presentation is given as of this date only, and the Company undertakes no responsibility to update or revise it. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be an exhaustive or complete list. * This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented on the company’s Website (www.unitedstationers.com) under the Investor Information section. Except as noted, all references to financial results within this presentation are presented in accordance with U.S. Generally Accepted Accounting Principles.

Q4 2009 Headlines Sales increased 3.3% from Q4 2008 to $1.18 billion. Earnings per diluted share were $0.98*, up 3% from Q4 2008 EPS of $0.95. Gross Margin rate of 15.1% was down from 15.4% last year. Operating expenses in Q4 2009 were $133.1 million*, flat with expenses of $133.5 million in the prior-year quarter, and were 11.3%* of sales versus 11.7% in the prior-year quarter. Operating income was 3.8%* flat with Q4 2008. Net income increased 7%* from $22.6 million in Q4 2008 to $24.1 million*. Q4 2009 net earnings benefited from lower interest costs of $2.6 million partially offset by a higher tax rate of 37.3%. Net cash provided by operating activities, adjusted to exclude the impact of accounts receivable sold, was $262.4 million* for 2009 compared to $95.7 million* in 2008. Adjusted debt, including securitization financing, was down $244.3 million* during the past twelve months to $441.8 million.

Fourth Quarter 2009 P&L % to sales change $ % to Sales $ % to Sales $ change % change Fav (Unfav) $ Millions (except EPS) Q4 2009 Q4 2009 Q4 2008 Q4 2008 Fav (Unfav) Fav (Unfav) basis points Net Sales 1,183.0 1,145.2 37.8 3.3% Gross Margin 178.0 15.05% 176.5 15.41% 1.5 0.8% (36) Operating Expense 119.1 10.07% 133.5 11.65% 14.4 10.8% 158 Operating Income 58.9 4.98% 43.0 3.76% 15.9 37.0% 122 Interest & Other 6.5 0.55% 9.1 0.80% 2.6 28.6% 25 Taxes 19.6 1.65% 11.3 0.99% (8.3) (73.5%) (66) Net Income 32.8 2.78% 22.6 1.97% 10.2 45.1% 81 Diluted Shares (000s) 24,622 23,669 Diluted EPS 1.33 $ 0.95 $ 0.38 $ 40% Effective Tax Rate 37.3% 33.3% Adjusted to exclude negotiated settlement with a service supplier* Adjusted Operating Income 44.9 3.80% 43.0 3.76% 1.9 4.4% 4 Adjusted Net Income 24.1 2.04% 22.6 1.97% 1.5 6.6% 7 Adjusted Diluted EPS 0.98 $ 0.95 $ 0.03 $ 3.2%

Total Year 2009 P&L % to sales change $ % to Sales $ % to Sales $ change % change Fav (Unfav) $ Millions (except EPS) YTD Q4 2009 YTD Q4 2009 YTD Q4 2008 YTD Q4 2008 Fav (Unfav) Fav (Unfav) basis points Net Sales 4,710.3 4,986.9 (276.6) (5.5%) Workday Adjusted Sales Growth (5.2%) Gross Margin 690.6 14.66% 740.7 14.85% (50.1) (6.8%) (19) Operating Expense 503.0 10.68% 548.2 10.99% 45.2 8.2% 31 Operating Income 187.6 3.98% 192.5 3.86% (4.9) (2.5%) 12 Interest & Other 27.5 0.58% 35.6 0.71% 8.1 22.8% 13 Taxes 59.1 1.26% 58.5 1.18% (0.6) (1.0%) (8) Net Income 101.0 2.14% 98.4 1.97% 2.6 2.6% 17 Diluted Shares (000s) 24,096 23,847 Diluted EPS 4.19 $ 4.13 $ 0.06 $ 1.5% Effective Tax Rate 36.9% 37.3% Adjusted to exclude negotiated settlement, severance costs, gain on sale of buildings and asset impairment charge * Adjusted Operating Income 177.0 3.76% 189.4 3.80% (12.4) (6.5%) (4) Adjusted Net Income 94.3 2.00% 96.5 1.94% (2.2) (2.3%) 6 Adjusted Diluted EPS 3.91 $ 4.05 $ (0.14) $ (3.4%)

Sales by Product Category – Q4 2009 Technology sales increased with the strongest growth in printer imaging products aided by timing of customer purchases in Q4 2009 vs Q4 2008. Office Products sales improved sequentially since Q1 2009 rate. Janitorial/Breakroom sales improved sequentially since Q1 2009 rate, reflecting successful growth initiatives and higher demand for flu-related products. Furniture sales reflected depressed market conditions. The rate of decline slowed from the prior quarter. Industrial sales reflected the continuing effects of a sharp decline in U.S. manufacturing, pipeline, and commercial construction activity combined with de-stocking in the distributor channel. The rate of decline slowed from the prior quarter. Sales Sales Sales Sales growth (decline) growth (decline) growth (decline) growth (decline) from Q4 2009 from Q3 2009 from Q2 2009 from Q1 2009 Category vs Q4 2008 vs Q3 2008 vs Q2 2008 vs Q1 2008 Technology 12% (7%) (6%) (7%) Office Products 2% (5%) (6%) (8%) Janitorial/Breakroom 10% 9% 6% (0%) Furniture (23%) (30%) (33%) (31%) Industrial (18%) (28%) (27%) (18%) Q4 2009 Industrial 5% Furniture 7% Technology 37% Office Products 27% Janitorial/Breakroom 24%

Sales by Channel – Q4 2009 Independent/Other channel sales grew and has improved sequentially from Q2 2009 rate. Includes continued strong double-digit growth in new channels. National accounts sales growth reflects growth initiatives and share gains and has improved from Q1 2009 rate. Sales growth Sales growth Sales growth Sales growth (decline) Q4 2009 (decline) Q3 2009 (decline) Q2 2009 (decline) Q1 2009 Channel vs Q4 2008 vs Q3 2008 vs Q2 2008 vs Q1 2008 Independent & Other 4% (7%) (8%) (8%) Nationals 2% (4%) (2%) (13%) Q4 2009 Nationals 16% Independent & Other 84%

Gross Margin During Q4 2009, gross margin was affected by downward pressure from lower margin sales mix and a significant decline in the year-over-year effect of inflation. Higher supplier allowances, together with continued cost reduction strategies, lower freight costs, and lower LIFO inventory reserve requirements partially offset these pressures. dollars in millions $- $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 10.0% 12.5% 15.0% 17.5% 20.0% Dollars $184.3 $182.0 $197.9 $176.5 $164.3 $163.4 $184.9 $178.0 Rate 14.7% 14.5% 14.8% 15.4% 14.7% 14.1% 14.8% 15.1% Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09

Operating Expense* Operating expense dollars were flat versus last year. Operating expense ratio improved by 40 basis points as a percent of sales. This reflects proactive cost reduction actions initiated earlier in 2009 targeting labor costs, discretionary spending, and variable costs. Bad debt provisions were lower by $5.8 million or 51 bps compared to Q4 2008 as the need to increase accounts receivable reserves slowed in Q4 2009. dollars in millions $- $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 7.5% 10.0% 12.5% 15.0% Dollars $139.9 $136.8 $141.2 $133.5 $132.0 $122.2 $126.3 $133.1 Rate 11.2% 10.9% 10.6% 11.7% 11.8% 10.5% 10.1% 11.3% Q1 08 Q2 08 * Q3 08 * Q4 08 Q1 09 * Q2 09 Q3 09 Q4 09 *

Operating Income* dollars in millions $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Dollars $44.4 $45.2 $56.7 $43.0 $32.3 $41.2 $58.6 $44.9 Rate 3.5% 3.6% 4.2% 3.8% 2.9% 3.6% 4.7% 3.8% Q1 08 Q2 08 * Q3 08 * Q4 08 Q1 09 * Q2 09 Q3 09 Q4 09 *

Earnings per Share* shares in millions $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 - 1.0 EPS $0.88 $0.96 $1.26 $0.95 $0.66 $0.88 $1.38 $0.98 Diluted Shares 24.3 23.7 23.7 23.7 23.8 24.0 24.2 24.6 Q1 08 Q2 08 * Q3 08 * Q4 08 Q1 09 * Q2 09 Q3 09 Q4 09 *

Working Capital Summary Trade A/R trends are stabilizing. Inventories were down 13% versus the 2008 year-end. Payables leverage was in line with normal positions of 60% – 65% of LIFO inventory. $ Millions 3/31/2008 * 6/30/2008 * 9/30/2008 * 12/31/2008 * 3/31/2009 6/30/2009 9/30/2009 12/31/2009 Accounts Receivable, adjusted * 616.1 690.4 753.3 633.2 573.4 595.6 645.7 641.3 Inventories 640.4 643.3 691.3 680.5 572.2 519.0 533.9 590.9 Accounts Payable 366.9 436.9 503.5 341.1 318.9 374.0 431.8 390.9 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Net Trade A/R DSO 40 42 43 43 43 42 42 43 Inventory Turns 6.3 6.7 6.8 5.6 6.1 7.3 8.1 7.1 A/P as % Inventory (LIFO) 57% 68% 73% 50% 56% 72% 81% 66% A/P as % Inventory (FIFO) 52% 62% 66% 45% 48% 62% 70% 58%

Cash Flows

UNITED STATIONERS

$ Millions	QTD Q1 08 *	QTD Q2 08 *	QTD Q3 08 *	QTD Q4 08 *	QTD Q1 09 *	QTD Q2 09 *	QTD Q3 09 *	QTD Q4 09 *
Net Income	21.3	21.5	33.1	22.5	13.5	21.2	33.5	32.8
Depreciation & Amortization	11.2	11.3	10.5	10.5	10.6	10.2	10.9	10.0
Share-based compensation	2.3	2.1	2.3	2.3	2.9	3.0	3.8	2.6
Change in Accounts Receivable *	48.1	(74.1)	(53.9)	119.1	59.4	(21.8)	(50.3)	4.5
Change in Inventory	74.8	(2.6)	(42.9)	10.2	108.1	53.6	(15.1)	(56.8)
Change in Accounts Payable	(81.7)	70.3	66.4	(163.0)	(22.3)	55.4	57.7	(40.9)
Change in Other Working Capital	(33.3)	0.8	22.8	0.6	(30.0)	6.9	20.0	(8.9)
Change in Working Capital	7.9	(5.6)	(7.6)	(33.1)	115.2	94.1	12.3	(102.1)
Other	2.5	(13.5)	(7.9)	2.1	(3.4)	(1.3)	(8.9)	1.5
Adjusted cash provided by operating activities *	45.2	15.8	30.4	4.3	138.8	127.2	51.6	(55.2)
Capital Expenditures	(8.0)	(11.8)	(6.0)	(5.9)	(2.0)	(2.8)	(4.1)	(6.0)
Proceeds from disposition of fixed assets	-	9.7	8.5	-	-	0.1	(0.0)	-
Net cash (used for) provided by capital expenditures *	(8.0)	(2.1)	2.5	(5.9)	(2.0)	(2.7)	(4.1)	(6.0)
Free Cash Flow *	37.2	13.7	32.9	(1.6)	136.8	124.5	47.5	(61.2)

- Managing inventory down as sales declined in 2009, coupled with improvement in payables leverage, drove $262.4 million* in adjusted operating cash flow YTD 2009.
- Increases in inventory and a reduction in accounts payable contributed to free cash outflow in Q4 2009 of $61.2 million*.

February 12, 2010 13

Debt and Capitalization Operating cash flow generated in 2009 has been used for debt reduction. Total adjusted debt down $244 million* during the past 12 months. $ Millions 3/31/2008 * 6/30/2008 * 9/30/2008 * 12/31/2008 * 3/31/2009 6/30/2009 9/30/2009 12/31/2009 Debt 541.9 466.8 491.8 663.1 552.5 471.8 441.8 441.8 Accounts receivable sold * 185.0 250.0 222.0 23.0 - - - - Total Adjusted Debt * 726.9 716.8 713.8 686.1 552.5 471.8 441.8 441.8 Equity 523.3 558.0 591.2 565.6 589.5 619.9 655.2 706.7 Total capitalization * 1,250.2 1,274.8 1,305.0 1,251.7 1,142.0 1,091.7 1,097.0 1,148.5 Adjusted debt-to-total capitalization * 58.1% 56.2% 54.7% 54.8% 48.4% 43.2% 40.3% 38.5% During the first quarter of 2009, the company entered into a new accounts receivable securitization program that was structured to maintain accounts receivable on its balance sheet. In contrast, the previous securitization facility was structured for off-balance sheet treatment.